EXHIBIT 5.2

        [MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C. LETTERHEAD]

                                  June 29, 1998


America Online, Inc.
22000 AOL Way
Dulles, Virginia  20166

Ladies and Gentlemen:

         Reference  is made to our opinion  dated June 24, 1998 and  included as
Exhibit 5.1 to the Registration Statement on Form S-3, Registration Number 333-57153 (the "Registration Statement") filed by America Online, Inc. (the "Company"), a Delaware corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement was declared effective by the Commission on June 26, 1998. We are rendering this supplemental opinion in connection with the prospectus supplement (the "Prospectus Supplement") to be filed on June 30, 1998 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 5,390,000 shares (including an aggregate of 490,000 shares for an overallotment option granted to the Underwriters (as defined below)) of the Company's Common Stock, $0.01 par value (the "Shares"), which Shares are covered by the Registration Statement. The Shares are to be sold by the Company to certain underwriters (the "Underwriters") who are parties to an underwriting agreement (the "Underwriting Agreement") with the Company, the form of which has been filed as an Exhibit to the Registration Statement.

         We have acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings of the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined such other documents as we consider necessary to render this opinion.

         Based upon the foregoing, and subject to the limitations below, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

         Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Common Stock under the securities or blue sky laws of any state or any foreign jurisdiction.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.


                                          Very truly yours,


                                          /s/Mintz, Levin, Cohn, Ferris
                                              Glovsky & Popeo, P.C.
                                          MINTZ, LEVIN, COHN, FERRIS,
                                            GLOVSKY and POPEO, P.C.